Exhibit 99.3

FORM OF SPLIT DOLLAR LIFE INSURANCE AGREEMENT

THIS SPLIT DOLLAR AGREEMENT (this “Agreement”) is adopted this 29th day of March, 2017, by and between The Fidelity Deposit and Discount Bank, located in Dunmore, Pennsylvania (the “Employer”), and _______________________________________ (the “Executive”), and formalizes the agreements and understanding between the Employer and the Executive.

WITNESSETH:

WHEREAS, the Executive is employed by the Employer;

WHEREAS, the Employer recognizes the valuable services the Executive has performed for the Employer and wishes to encourage the Executive’s continued employment and to provide the Executive with additional incentive to achieve corporate objectives;

WHEREAS, the Employer wishes to provide the terms and conditions upon which the Employer shall share the death proceeds of certain life insurance policies with the Executive’s designated beneficiary;

NOW THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Employer and the Executive agree as follows:

ARTICLE 1

DEFINITIONS

Whenever used in this Agreement, the following terms shall have the meanings specified:

1.1 “Administrator” means the Board or its designee.

1.2 “Base Salary” means the annualized cash compensation relating to services performed by the Executive during a calendar year, excluding bonuses, commissions, distributions from nonqualified deferred compensation plans, fringe benefits, incentive payments, non-monetary awards, overtime, relocation expenses, stock options and other fees, and automobile and other allowances paid to the Executive for services rendered (whether or not such allowances are included in the Executive’s gross income).  Base Salary shall be calculated before reduction for amounts voluntarily deferred or contributed by the Executive pursuant to qualified or non‑qualified plans and shall be calculated to include amounts not otherwise included in the Executive’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by the Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Executive.

1.3 “Beneficiary” means each designated person, or the estate of the deceased Executive, entitled to benefits upon the death of the Executive.

1.4 “Beneficiary Designation Form” means the form established from time to time by the Administrator that the Executive completes, signs and returns to the Administrator to designate one or more Beneficiaries.

1.5 “Board” means the Board of Directors of the Employer.

1.6 “Cause” means any of the following acts or circumstances: gross negligence or gross neglect of duties to the Employer; conviction of a felony or of a gross misdemeanor involving moral turpitude in connection with the Executive’s employment with the Employer; or fraud, disloyalty, dishonesty or willful violation of any law or significant Employer policy committed in connection with the Executive's employment and resulting in a material adverse effect on the Employer.

1.7 “Change in Control” means a change in the ownership or effective control of the Employer, or in the ownership of a substantial portion of the assets of the Employer, as such change is defined in Code Section 409A and regulations thereunder.

1.8 “Code” means the Internal Revenue Code of 1986, as amended.

1.9 “Disability” means a condition of the Executive whereby the Executive either: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer.  The Administrator will determine whether the Executive has incurred a Disability based on its own good faith determination and may require the Executive to submit to reasonable physical and mental examinations for this purpose.  The Executive will also be deemed to have incurred a Disability if determined to be totally disabled by the Social Security Administration or in accordance with a disability insurance program, provided that the definition of disability applied under such disability insurance program complies with the initial sentence of this Section.

1.10 “Employment Agreement” means the employment agreement between the Executive and the Employer dated _____________________________, as amended.
1.11 “Insurer” means the insurance company issuing the Policy.
1.12 “Net Death Proceeds” means the total death proceeds of the Policy minus the greater of (i) the Policy’s cash surrender value or (ii) the aggregate premiums paid on the Policy by the Employer.

1.13 “Normal Retirement Age” means the date the Executive attains age ___________________ (_____).
1.14 “Policy” means (i) the individual insurance policy or policies, and (ii) any group term life insurance, adopted by the Employer for purposes of insuring the Executive’s life under this Agreement.

1.15 “Separation from Service” means a termination of the Executive’s employment with the Employer for reasons other than death.  A Separation from Service may occur as of a specified date for purposes of the Agreement even if the Executive continues to provide some services for the Employer after that date, provided that the facts and circumstances indicate that the Employer and the Executive reasonably anticipated at that date that either no further services would be performed after that date, or that the level of bona fide services the Executive would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period (or the full period during which the Executive performed services for the Employer, if that is less than thirty-six (36) months).  A Separation from Service will not be deemed to have occurred while the Executive is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six (6) months or, if longer, the period for which a statute or contract provides the Executive with the right to reemployment with the Employer.  If the Executive’s leave exceeds six (6) months but the Executive is not entitled to reemployment under a statute or contract, the Executive incurs a Separation of Service on the next day following the expiration of such six (6) month period.  In determining whether a Separation of Service occurs the Administrator shall take into account, among other things, the definition of “service recipient” and “employer” set forth in Treasury regulation §1.409A-1(h)(3).  The Administrator shall have full and final authority, to determine conclusively whether a Separation from Service occurs, and the date of such Separation from Service.

1.16 “Vesting Date” means the earliest of (i) Disability, (ii) Change in Control, (iii) Normal Retirement Age or (iv) the date the Board chooses to vest the Executive in the benefits herein.

ARTICLE 2

POLICY OWNERSHIP/INTERESTS

2.1Employer’s Interest.  The Employer shall own the Policy and shall have the right to exercise all incidents of ownership and the Employer may terminate a Policy without the consent of the Executive.  The Employer shall be the beneficiary of the remaining death proceeds of the Policy after the Executive’s interest is determined according to Section 2.2 below.

2.2Executive’s Interest.  The Executive, or the Executive’s assignee, shall have the right to designate the Beneficiary of an amount of death proceeds as specified in this Section 2.2.  The Executive shall also have the right to elect and change settlement options with respect to the Executive’s interest by providing written notice to the Employer and the Insurer.

2.2.1Death Prior to Separation from Service.  If the Executive dies prior to Separation from Service, the Beneficiary shall be entitled to the lesser of (i) three (3) times Base Salary as of the date of the Executive’s death or (ii) the Net Death Proceeds.

2.2.2Death After Separation from Service After Vesting Date.  If the Executive dies after a  Separation from Service which occurs after the Vesting Date,  the Beneficiary shall be entitled to the lesser of (i) two (2) times the highest Base Salary earned by the Executive  in any calendar year or (ii) the Net Death Proceeds.

2.2.3Death After Separation from Service Before Vesting Date.  If the Executive dies after a  Separation from Service which occurs before the Vesting Date, the Beneficiary shall not be entitled to any benefit.

ARTICLE 3

PREMIUMS AND IMPUTED INCOME

3.1Premium Payment.  The Employer shall pay all premiums due on the Policy from its general assets.

3.2Economic Benefit.  The Employer shall determine the economic benefit attributable to the Executive based on the life insurance premium factor for the Executive's age multiplied by the aggregate death benefit payable to the Beneficiary.  The "life insurance premium factor" is the minimum factor applicable under guidance published pursuant to Treasury Reg. § 1.61-22(d)(3)(ii) or any subsequent authority.

3.3Imputed Income.  The Employer shall impute the economic benefit to the Executive on an annual basis, by adding the economic benefit to the Executive’s Form W-2.

ARTICLE 4

GENERAL LIMITATIONS

4.1Removal.  Notwithstanding any provision of this Agreement to the contrary, neither the Executive nor the Beneficiary shall be entitled to any benefit hereunder if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

4.2Misstatement.  No benefits shall be payable if the Insurer denies coverage (i) for material misstatements of fact made by the Executive on any application for the Policy, or (ii) for any other reason; provided, however that the Bank shall evaluate the reason for the denial, and upon advice of legal counsel and in its sole discretion, consider judicially challenging any denial.

4.3Termination for Cause.  Neither the Executive nor the Beneficiary shall be entitled to any benefits hereunder if the Bank terminates the Executive’s service with the Bank for Cause.

4.4Forfeiture Provision.  The Executive shall forfeit any non-distributed benefits under this Agreement if the Executive violates any of the provisions of Paragraph 9 (without regard to the provision limiting the application of that Paragraph to two (2) years following termination) or Paragraph 10 of the Employment Agreement.  This forfeiture provision shall not apply following a Change in Control.

ARTICLE 5

BENEFICIARIES

5.1    Designation of Beneficiaries.  The Executive may designate any person to receive any benefits payable under the Agreement upon the Executive’s death, and the designation may be changed from time to time by the Executive by filing a new designation.  Each designation will revoke all prior designations by the Executive, shall be in the form prescribed by the Administrator and shall be effective only when filed in writing with the Administrator during the Executive’s lifetime.  If the Executive names someone other than the Executive’s spouse as a Beneficiary, the Administrator may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Administrator, executed by the Executive’s spouse and returned to the Administrator.  The Executive’s beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved.

5.2Absence of Beneficiary Designation.  In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Executive, the Employer shall pay the benefit payment to the Executive’s spouse.  If the spouse is not living then the Employer shall pay the benefit payment to the Executive’s living descendants per stirpes, and if there are no living descendants, to the Executive’s estate.  In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Executive’s personal representative, executor, or administrator.

5.3Facility of Payment.  If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Administrator may make such distribution: (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence; or (ii) to the conservator or administrator or, if none, to the person having custody of an incompetent payee.  Any such distribution shall fully discharge the Employer and the Administrator from further liability on account thereof.

ARTICLE 6

ASSIGNMENT

The Executive may irrevocably assign without consideration all of the Executive’s interest in this Agreement to any person, entity, or trust.  In the event the Executive shall transfer all of the Executive’s interest, then all of the Executive's interest in this Agreement shall be vested in the Executive’s transferee, who shall be substituted as a party hereunder, and the Executive shall have no further interest in this Agreement.

ARTICLE 7

INSURER

The Insurer shall be bound only by the terms of its given Policy.  The Insurer shall not be bound by or deemed to have notice of the provisions of this Agreement.  The Insurer shall have the right to rely on the Employer’s representations with regard to any definitions, interpretations or Policy interests as specified under this Agreement.

ARTICLE 8

ADMINISTRATION

8.1Administrator Duties.  The Administrator shall be responsible for the management, operation, and administration of the Agreement.  When making a determination or calculation, the Administrator shall be entitled to rely on information furnished by the Employer, Executive or Beneficiary.  No provision of this Agreement shall be construed as imposing on the Administrator any fiduciary duty under ERISA or other law, or any duty similar to any fiduciary duty under ERISA or other law.

8.2Administrator Authority.  The Administrator shall enforce this Agreement in accordance with its terms, shall be charged with the general administration of this Agreement, and shall have all powers necessary to accomplish its purposes.

8.3Binding Effect of Decision.  The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation or application of this Agreement and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in this Agreement.

8.4Compensation, Expenses and Indemnity.  The Administrator shall serve without compensation for services rendered hereunder.  The Administrator is authorized at the expense of the Employer to employ such legal counsel and recordkeeper as it may deem advisable to assist in the performance of its duties hereunder.  Expense and fees in connection with the administration of this Agreement shall be paid by the Employer.

8.5Employer Information.  The Employer shall supply full and timely information to the Administrator on all matters relating to the Executive’s death, Separation from Service, and such other information as the Administrator reasonably requires.

ARTICLE 9

CLAIMS AND REVIEW PROCEDURE

9.1Claims Procedure.  A Claimant who has not received benefits under this Agreement that he or she believes should be distributed shall make a claim for such benefits as follows.

(a)Initiation – Written Claim.  The Claimant initiates a claim by submitting to the Administrator a written claim for the benefits.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant.  All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.

(b)Timing of Administrator Response.  The Administrator shall respond to such Claimant within ninety (90) days after receiving the claim.  If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional ninety (90) days by notifying the Claimant in writing, prior to the end of the initial ninety (90) day period, that an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision.

(c)Notice of Decision.  If the Administrator denies part or all of the claim, the Administrator shall notify the Claimant in writing of such denial.  The Administrator shall write the notification in a manner calculated to be understood by the Claimant.  The notification shall set forth:  (i) the specific reasons for the denial; (ii) a reference to the specific provisions of this Agreement on which the denial is based; (iii) a description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed; (iv) an explanation of this Agreement’s review procedures and the time limits applicable to such procedures; and (v) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

9.2Review Procedure.  If the Administrator denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Administrator of the denial as follows.

(a)Initiation – Written Request.  To initiate the review, the Claimant, within sixty (60) days after receiving the Administrator’s notice of denial, must file with the Administrator a written request for review.

(b)Additional Submissions – Information Access.  The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim.  The Administrator shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits.

(c)Considerations on Review.  In considering the review, the Administrator shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)Timing of Administrator Response.  The Administrator shall respond in writing to such Claimant within sixty (60) days after receiving the request for review.  If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional sixty (60) days by notifying the Claimant in writing, prior to the end of the initial sixty (60) day period, that an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision.

(e)Notice of Decision.  The Administrator shall notify the Claimant in writing of its decision on review.  The Administrator shall write the notification in a manner calculated to be understood by the Claimant.  The notification shall set forth:  (i) the specific reasons for the denial; (ii) a reference to the specific provisions of this Agreement on which the denial is based; (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and (iv) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

ARTICLE 10

AGREEMENT AMENDMENT AND TERMINATION

10.1Procedure.  This Agreement may be amended or terminated only by a written agreement signed by both the Employer and the Executive.  In the event that the Employer decides to maintain the Policy after termination of the Agreement, the Employer shall be the direct beneficiary of the entire death proceeds of the Policy.

10.2Comparable Coverage.  The Employer may provide the benefits hereunder through the Policy owned at the commencement of this Agreement, or it may provide comparable insurance coverage to the Executive through whatever means the Employer deems appropriate.  As stated in Section 2.1 the Employer may terminate the Policy without the Executive’s consent.  Notwithstanding the forgoing, if a Vesting Event occurs prior to Separation from Service, the Employer shall maintain one or more Policies to provide the benefit described herein.  The Executive shall cooperate with the Employer to obtain coverage should the Employer desire to switch the coverage, provided the imputed income charges to the Executive are comparable or less than the current charges.  If the Executive waives his right to the insurance benefit, the Employer may choose to cancel the Policy on the Executive’s life, or the Employer may continue such coverage and become the direct beneficiary of the entire death proceeds.

ARTICLE 11

MISCELLANEOUS

11.1No Effect on Employment Rights.  This Agreement constitutes the entire agreement between the Employer and the Executive as to the subject matter hereof.  No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.  Nothing contained herein will confer upon the Executive the right to be retained in the service of the Employer nor limit the right of the Employer to discharge or otherwise deal with the Executive without regard to the existence hereof.

11.2State Law.  To the extent not governed by ERISA, the provisions of this Agreement shall be construed and interpreted according to the internal law of the Commonwealth of Pennsylvania without regard to its conflicts of laws principles.

11.3Validity.  In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal or invalid provision had never been inserted herein

11.4Notice.  Any notice, consent or demand required or permitted to be given to the Employer or Administrator under this Agreement shall be sufficient if in writing and hand-delivered or sent by registered or certified mail to the Employer’s principal business office.  Any notice or filing required or permitted to be given to the Executive or Beneficiary under this Agreement shall be sufficient if in writing and hand-delivered or sent by mail to the last known address of the Executive or Beneficiary, as appropriate.  Any notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification.

11.5Headings and Interpretation.  Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed part of this Agreement.  Wherever the fulfillment of the intent and purpose of this Agreement requires and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

11.6Coordination with Other Benefits.  The benefits provided for the Executive or the Beneficiary under this Agreement are in addition to any other benefits available to the Executive under any other plan or program for employees of the Employer.  This Agreement shall supplement and shall not supersede, modify, or amend any other such plan or program except as may otherwise be expressly provided herein.

11.7Inurement.  This Agreement shall be binding upon and shall inure to the benefit of the Employer, its successor and assigns, and the Executive, the Executive’s successors, heirs, executors, administrators, and the Beneficiary.

11.8Entire Agreement.  This Agreement, along with the Beneficiary Designation Form, constitutes the entire agreement between the Employer and the Executive as to the subject matter hereof.  No rights are granted to the Executive under this Agreement other than those specifically set forth herein.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Employer have signed this Agreement.

EXECUTIVEEMPLOYER

_________________________________________________By: ____________________________________________

Title: _________________________________________

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

Beneficiary Designation

I,  _______________________________________,  designate the following as Beneficiary under this Agreement:

Primary

___________________________________________________________________________________________%

___________________________________________________________________________________________%

Contingent

___________________________________________________________________________________________%

___________________________________________________________________________________________%

I understand that I may change this beneficiary designation by delivering a new written designation to the Administrator, which shall be effective only upon receipt by the Administrator prior to my death.  I further understand that the designation will be automatically revoked if the Beneficiary predeceases me or if I have named my spouse as Beneficiary and our marriage is subsequently dissolved.

Signature:_______________________________Date:_______

SPOUSAL CONSENT (Required only if Administrator requests and someone other than spouse is named Beneficiary)
I consent to the beneficiary designation above. I also acknowledge that if I am named Beneficiary and my marriage is subsequently dissolved, the beneficiary designation will be automatically revoked.
Spouse Name:_______________________________
Signature:_______________________________Date: _______________

Received by the Administrator this ________ day of ___________________, 20__

By:_________________________________

Title:_________________________________